UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s “Named Executive Officers” or “NEOs” for its fiscal year ended December 28, 2019 (“Fiscal Year 2019”) were President and Chief Executive Officer David A. Burwick, Treasurer and Chief Financial Officer Frank H. Smalla, and the next three most highly compensated Executive Officers, namely, Chairman and Founder C. James Koch, Chief Sales Officer John C. Geist, and Chief Marketing Officer Lesya Lysyj.

2019 NEO Bonuses

Bonuses payable to our Executive Officers are based on Company performance against certain “Company Goals” in accordance with a “Bonus Scale,” all as approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In recent years, the Company Goals have consisted of pre-established depletions growth, Earnings Before Interest & Tax (“EBIT”), and resource efficiency targets.

As reported in a Form 8-K filed by the Company on February 15, 2019, the Compensation Committee approved: (1) company-wide goals for Fiscal Year 2019 (the “2019 Company Goals”); (2) the 2019 bonus target for each Executive Officer, as a percentage of his or her base salary (“2019 Bonus Target ”); and (3) a bonus scale ranging from 0% to 250% (the “2019 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2019 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2019 Company Goals.

The target parameters of the 2019 Company Goals were based on the Company’s 2019 Financial Plan. The 2019 Company Goals consisted of achieving: (1) certain depletions targets over 2018 (“2019 Depletions Growth”), which were weighted as 60% of the Goals; (2) certain EBIT targets, which were weighted as 20% of the Goals; and (3) the generation of certain resource efficiency targets, which were weighted as 20% of the Goals.

The 2019 Bonus Target for each NEO was as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla: 60% of base salary;
•	Mr. Koch: 100% of base salary;
•	Mr. Geist: 60% of base salary; and
•	Ms. Lysyj, 50% of base salary, as established in her March 21, 2019 Offer Letter.

As reported in the February 15, 2019 Form 8-K, the bonus of each Executive Officer for Fiscal Year 2019 was to be determined by the Compensation Committee before March 1, 2020, based on the three-step process outlined below. This process was completed by the Committee at its February 12, 2020 meeting.

First, the Committee determined the Company’s achievement of the 2019 Company Goals against the 2019 Bonus Scale (the “2019 Achievement”).

Second, the Committee established an aggregate bonus pool for the Company’s Executive Officers, including the NEOs, by applying the 2019 Achievement against each Officer’s 2019 Bonus Target.

Third, the Compensation Committee exercised its reserved discretion to adjust each Executive Officer’s final 2019 bonus payout based on the Committee’s assessment of each Executive Officer’s overall job performance, key competencies, and the achievement of relevant objectives and key results in 2019. The Committee had retained the discretion to increase or decrease an Officer’s bonus payout by 10% from the baseline target bonus, if the Officer was deemed to have performed “successfully” in 2019, and by 30% if the Officer was deemed to have performed “exceptionally.” The Committee had also retained the discretion to decrease an Officer’s 2019 bonus payout to as low as $0, if the Officer was deemed to have performed “unsatisfactorily.”

At its meeting on February 12, 2020, the Compensation Committee reviewed the Company’s performance against the 2019 Bonus Scale, and determined that the Company achieved 187% on the 2019 Bonus Scale. The Committee further determined that Mr. Smalla’s and Mr. Geist’s performance in 2019 was “exceptional” and that Ms. Lysyj’s performance in 2019 was “successful,” and exercised its discretion in making corresponding increases to their bonus payouts within the bonus pool. No discretionary adjustments were made for Mr. Burwick or Mr. Koch. The Committee accordingly approved 2019 bonuses for our Executive Officers, including the following 2019 bonuses for our Named Executive Officers:

•	$1,434,865 for Mr. Burwick;

•	$621,904 for Mr. Smalla;
•	$793,959 for Mr. Koch;
•	$621,904 for Mr. Geist; and
•	$452,125 for Ms. Lysyj.

These bonuses are scheduled to be paid on or around March 4, 2020, the same date as other coworkers in the Company.

Additionally, certain Executive Officers and senior managers were awarded special bonuses, separate from the Company’s bonus program, in recognition of their significant roles in overseeing the Dogfish Head integration in 2019. Among the NEOs, both Mr. Smalla and Mr. Geist were awarded a $50,000 integration bonus.

2020 NEO Base Salaries

At its meeting on February 12, 2020, the Compensation Committee approved the 2020 base salaries for our Named Executive Officers of:

•	$795,675 for Mr. Burwick, a 3% increase from his 2019 base salary;
•	$562,400 for Mr. Smalla, a 5% increase from his 2019 base salary;
•	$440,274 for Mr. Koch, a 3% increase from his 2019 base salary;
•	$562,400 for Mr. Geist, a 5% increase from his 2019 base salary; and
•	$489,250 for Ms. Lysyj, a 3% increase from her 2019 base salary.

The salary increases will be effective as of March 23, 2020, the same date that salary increases for other coworkers will take effect. In the event that the effective date of 2020 base salary adjustments is changed for other coworkers, the date will change in a corresponding manner for the Named Executive Officers.

2020 Long-Term Equity Awards

At its meeting on February 12, 2020, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, stock option awards and restricted stock units (“RSUs”) of shares of the Company’s Class A Common Stock, pursuant to the Company’s Employee Equity Incentive Plan. The grants were subsequently ratified and approved by the full Board of Directors at its February 12, 2020 meeting, and all will be granted effective on March 1, 2020.

Equity Grants to NEOs

The Compensation Committee approved grants of stock option awards and RSUs to Mr. Burwick, Mr. Smalla, Mr. Geist, and Ms. Lysyj, with the applicable accounting value to be split equally between the options and RSUs. The Committee did not grant stock option awards or RSUs to Mr. Koch.

The extent to which the options may become exercisable will be dependent upon the Company achieving certain compounded annual growth rate targets based on net revenue growth in Fiscal Year 2021 over Fiscal Year 2019. The determination of the eligibility for vesting of these options will be made by the Compensation Committee before March 1, 2022. If the primary growth target is achieved, the options will vest as to 33% of the underlying shares on March 1, 2022, 33% on March 1, 2023, and 34% on March 1, 2024, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. If the secondary growth target is achieved and the primary growth target is not achieved, the options will vest as to 16.5% of the underlying shares on March 1, 2022, 16.5% on March 1, 2023, and 17% on March 1, 2024, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the growth targets are not met.

The RSUs will vest 25% per year on March 1 in each of the years 2021 through 2024, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

The stock option awards and RSUs will have the following respective accounting values, based on the closing price of the Company’s Class A Common Stock on February 28, 2020:

	Stock Options	RSUs

Mr. Burwick	$1,000,000	$1,000,000
Mr. Smalla	$ 268,000	$ 268,000
Mr. Geist	$ 268,000	$ 268,000

Ms. Lysyj	$ 237,000	$ 237,000

The Compensation Committee also approved a special RSU grant to Mr. Geist (the “Geist RSU”) as a retention tool and in recognition of his 25+ years’ service to the Company. The Geist RSU will have an accounting value of $1,000,000, based on the closing price of the Company’s Class A Common Stock on February 28, 2020, and will vest 100% on March 1, 2025, contingent on continued employment on that date, and subject to accelerated vesting upon the occurrence of certain specified events.

The Compensation Committee also approved a special RSU grant to Mr. Smalla (the “Smalla RSU”) as a retention tool and in recognition of his critical role to the Company. The Smalla RSU will have an accounting value of $3,000,000, based on the closing price of the Company’s Class A Common Stock on February 28, 2020, and will vest one-third on March 1 in each of the years 2024 to 2026, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

2020 Bonus Opportunities

At its meeting on February 12, 2020, the Compensation Committee approved: (1) company-wide goals for the Company’s 2020 fiscal year (the “2020 Company Goals”); (2) the 2020 bonus target for each Executive Officer, including each NEO, as a percentage of his or her base salary (the “2020 Bonus Target ”); and (3) a bonus scale ranging from 0% to 250% (the “2020 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2020 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2020 Company Goals.

The 2020 Company Goals consist of achieving: (1) certain depletions targets over 2019, which are weighted as 60% of the Goals; (2) certain EBIT targets, which are weighted as 20% of the Goals; and (3) the generation of certain resource efficiency targets, which are weighted as 20% of the Goals.

The 2020 Bonus Target for each NEO is as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla: 75% of base salary;
•	Mr. Koch: 100% of base salary;
•	Mr. Geist: 60% of base salary; and
•	Ms. Lysyj: 50% of base salary.

The foregoing percentages are unchanged from 2019, except for Mr. Smalla, whose Bonus Target increased from 60% of his base salary to 75% of his base salary, in recognition of his performance, competitive market benchmarking, and his oversight of additional functional areas that are typically out of scope of the CFO role.

The Bonus Target of the Company’s other Executive Officers will range between 35% and 100% of their respective base salaries, with payout levels to be calculated in accordance with the 2020 Bonus Scale.

The 2020 bonus of each NEO will be determined by the Compensation Committee before March 1, 2021, using the same three-step process as was used to determine the 2019 bonuses.

Approval of the Class B Stockholder

The above base salary increases and bonus opportunities were approved by the sole holder of the Company’s Class B Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

Date: February 19, 2020	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer

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